Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2017 in the Registration Statement (Form S-1) and the related Prospectus of Funko, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

October 6, 2017